EXHIBIT 10(h)


                    AGREEMENT OF PURCHASE AND SALE OF ASSETS


     AGREEMENT dated July 1, 2002 by and among GOLDMAN ASSOCIATES OF NEW YORK, INC., a New York corporation having its principal office at 2 Lambert Street, Roslyn Heights, New York 11577 ("Seller"), and UNIVERSAL SUPPLY GROUP, INC., a New York corporation having its principal office at 275 Wagaraw Road, Hawthorne, New Jersey 07506 ("Purchaser").


                              W I T N E S S E T H:


     IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

             1.   PURCHASE AND SALE.

             (a) Subject to and upon the terms and conditions set forth in this Agreement, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase, at the Closing hereunder, the following assets (hereinafter sometimes collectively called "Seller's Assets") of or relating to Seller's HVAC business in the "Territory." The term "Territory" means New Jersey and the areas in New York that are indicated in the attached map. The term "Business" means Seller's HVAC business in the Territory:

             (i) Usable accessories (hereinafter collectively referred to as "Accessories") listed on Seller's disclosure schedule dated as of this date (the "Disclosure Schedule");

             (ii) The accounts receivable ("Receivables") related to HVAC and accessory sales in the Territory that are listed in the Disclosure Schedule;

             (iii) All customer orders with respect to the Business;

             (iv) Supplier records and files;

             (v) Customer records, lists and files, and purchase and sales history and pricing, in "software" form if possible, and other customer property;

             (vi) Employee lists, files, papers, books, records;

             (vii) sales and advertising materials and records, sales and purchase correspondence; and

             (viii) The goodwill of Seller relating to the Business.

             (b) Seller's Assets shall be conveyed free and clear of all liabilities, obligations, liens and encumbrances.

             2. PURCHASE PRICE; LIMITED ASSUMPTION OF LIABILITIES; RETURN OF CONSIGNED GOODS, ETC.

             (a)  Purchase Price.

             (i) In full payment for the Seller's Assets, Purchaser will pay to Seller the following:

             (A) On or about June 18, 2002 (i) $100,000 for customer lists and records and goodwill and the other assets listed in Sections 2(a)(iii) through (vii), plus (ii) towards the Accessories, an amount (approximately $80,000) equal to the lower (the "Accessories Price") of Seller's costs of the Accessories or Purchaser's costs for equivalent Accessories


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             (B)  On or about June 25, 2002 $200,000 for Receivables in that face amount.

             (C)  At the Closing:

             (1) An amount equal to 15% of the total face amount of the Receivables, by note in the form of an exhibit to this Agreement

             (2) An amount payable in cash equal to the excess of (i) the Accessories Price over the amount paid theretofore under clause (A), plus (ii) the amount by which the face amount of the Receivables exceeds $200,000, minus (iii) the face amount of the Note and the price allocable to any Accessories that were used by Seller after June 18, 2002 or any Receivables that were collected by Seller after June 25, 2002.

             (ii) If on or before July 15, 2002 there has been no Closing for whatever reason, then Seller shall forthwith refund to Purchaser all cash amounts theretofore paid by Purchaser, Seller shall return the promissory note aforesaid to Purchaser for cancellation, and the parties shall be restored to the status quo immediately preceding the signing of this Agreement.

             (b) Purchaser assumes the specific liabilities that are designated as "Assumed Liabilities" in the Disclosure Schedule. Purchaser assumes no other liabilities or obligations of Seller whatsoever, whether under contracts or orders assigned by Seller to Purchaser or otherwise.

             (c) Seller will promptly transfer and deliver to Purchaser any cash or other property which Purchaser may receive in respect of the Receivables.

             3. CLOSING. The Closing shall take place on July 1, 2002 at the offices of Seller's attorney, but only if on before such date Goodman Manufacturing Company, L.P. ("Goodman") has agreed to cause Purchaser to succeed Seller as a consignee for HVAC products on the same terms and conditions as heretofore applied to Seller, except that the territory for such consignment arrangement shall exclude Brooklyn and Long Island. The day on which the Closing actually takes place is herein sometimes referred to as the Closing Date.

             4.   OTHER TRANSACTIONS AT CLOSING; FURTHER ASSURANCES.

             (a)  At the Closing:

             (i) Seller will deliver to Purchaser a Bill of Sale duly executed by Seller in the form of an Exhibit to this Agreement.

             (ii) The parties will enter into a lease or sublease at $1/sq/ft/mo for premises in Pine Brook in the form attached to this Agreement, it being understood that in consideration for such lease payments, lessor shall also provide normal warehouse services, including shipping, receiving and storage.

             (iii) Seller will irrevocably arrange for the forwarding and transfer to 973-427-3320 (or to any other telephone number that is hereafter designated by notice by Purchaser to Seller) of all telephone calls to the Business.

             (b) From and after the Closing, Seller shall forward to Purchaser all mail and other correspondence that Seller from time to time receives with respect to the Business.

             (c) At or before the Closing, Seller shall introduce Purchaser's representatives to the public warehouses heretofore used by the Business in Brooklyn and Albany, and Seller shall assist Purchaser in entering into arrangements with these warehouses on the same terms and conditions as applied prior to the Closing between the Business and these warehouses.

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             (d)  Effective as of the Closing, Seller shall return to Goodman all goods then held by the Business that is on consignment from Goodman, and Purchaser will in turn take these goods on consignment from Goodman on the same terms and conditions.

             (e) At or before the Closing, Seller shall facilitate the hiring at Purchaser's discretion of not more than three employees of Seller at the same salaries as were paid by the Business, provide that non-salary benefits will be in accordance with Purchaser's normal practices and policy manuals.

             (f) At any time and from time to time after the Closing, at Purchaser's request and without further consideration, Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of Seller's Assets, to put Purchaser in actual possession and operating control thereof and to assist Purchaser in exercising all rights with respect thereto.

             (g) For two years after the Closing, at reasonable times and on reasonable notice, Purchaser shall have access to Seller's books and records pertaining to the operations of the Business prior to the Closing.

             5. REPRESENTATIONS AND WARRANTIES BY SELLER AND SHAREHOLDER. Seller represents and warrants to Purchaser as follows:

             (A) ORGANIZATION, STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of New York.

             (B) AUTHORIZATION AND APPROVAL OF AGREEMENT. All proceedings or corporate action required to be taken by Seller relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been taken.

             (C) EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT; AUTHORITY. Neither the execution, delivery nor performance of this Agreement by Seller will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Seller's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which Seller is a party or by which any of them may be bound or affected. Seller has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by them or their stockholders to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement constitutes a valid and binding obligation of Seller.

             (D) PRO FORMA OPERATING STATEMENT. The pro forma operating statement of the Business for 2001 that is set forth in the Disclosure Schedule is true and correct, and in 2002 to date the Business has not experienced a deterioration in its sales or gross profit margin.

             (E) ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent set forth on the Disclosure Schedule, there are no liabilities or obligations that attach or relate to or are secured by any of Seller's Assets. None of the employees of the Business is now or, will by the passage of time hereafter become, entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Closing Date.

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

             (F) LITIGATION. Except as set forth in Seller's Disclosure Schedule, there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of Seller threatened, against or relating to the Business, and Seller does not know or have reason to be aware of any basis for the same.

             (G) TITLE TO PROPERTIES. Seller has good, marketable and insurable title to Seller's Assets. None of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise.

             (H) SCHEDULES. Seller's Disclosure Schedule includes a separate schedule containing an accurate and complete list and description of:

             (i)  Seller's Assets.

             (ii) All receivables of the Business, including the Receivables.

             (iii) All sales agency or route distributorship agreements or franchises or agreements providing for the services of an independent contractor to which Seller is a party or by which it is bound.

             (iv) All contracts, agreements, commitments or other understandings or arrangements to which Seller is a party with respect to the Business or by which it or any of its property is bound or affected.

             (I) ACCESSORIES. All items of Accessories are current and are merchantable or suitable and usable for the production or completion of merchantable products, for sale in the ordinary course of business as first quality goods at normal mark-ups, none of such items is obsolete or below standard quality.

             (J) RECEIVABLES. The Receivables have arisen only from bona fide transactions in the ordinary course of the Business, and each receivable shall be fully collected within 90 days after it arose, without resort to litigation and without offset or counterclaim, in the aggregate face amounts thereof.

             (K)  CERTAIN REPRESENTATIONS

             (i) No supplier or customer is considering termination, non-renewal or adverse modification of its agreement with the Business, and the transactions contemplated by this Agreement will not have a material adverse effect on Seller's relationships with its suppliers and customers.

             (ii) Within the past five years Seller has not entered into any agreement with, or been investigated by, any governmental authority, community group or other third party that could restrict the operation of the Business.

             (iii) No employee of the Business has indicated that he or she is considering terminating his employment.

             (L) DISCLOSURE. The representations and warranties contained in this Section shall not be affected or deemed waived by reason of the fact that Purchaser and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.


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             6.   REPRESENTATIONS AND WARRANTIES BY PURCHASER. Purchaser
                  represents and warrants to Seller as follows:

             (A) ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of New York. Purchaser is a wholly-owned subsidiary of Colonial Commercial Corp., a New York corporation.

             (B) LITIGATION. There is no legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, against or relating to Purchaser in connection with or relating to the transactions contemplated by this Agreement.

             (C) CURRENT FINANCIAL STATUS. Purchaser has advised Seller of Purchaser's current financial difficulties, including its technical insolvency .

             7. NON-COMPETE. Seller will not for two years directly or indirectly engage in the States of New York and New Jersey in any aspect of the HVAC business in which the Business engaged prior to the Closing. The provisions of this Section shall be enforceable by decrees of specific performance (without posting bond or other security) in addition to other remedies.

             8.   INDEMNIFICATION.

             (a) Seller hereby undertakes and agrees to indemnify Purchaser and hold it harmless against and in respect of (and shall on demand reimburse Purchaser for) the following:

             (i) All claims, debts, liabilities and obligations of Seller whether absolute or contingent arising on or prior to the Closing Date;

             (ii) The full face amount of Receivables that are not collected in the ordinary course (without resort to litigation) within 90 days they arose, but only to the extent that aggregate amount of such unpaid Receivables exceed the principal amount of the promissory note referred to in Section 2;

             (iii) any and all loss, liability or damage suffered or incurred by
                  Purchaser by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant by Seller contained herein or in any certificate, document or instrument delivered to Purchaser pursuant hereto or in connection herewith;

             (iv) any and all loss, liability or damage suffered or incurred by
                  Purchaser by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Seller with respect to this Agreement or any of the transactions contemplated hereby;

             (v) any and all loss, liability or damage suffered or incurred by Purchaser by reason of any claim for severance pay accruing or incurred at any time on or after the date hereof; and

             (vi) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.


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             (b)  Purchaser hereby agrees to indemnify and hold Seller harmless from, against and in respect of (and shall on demand reimburse it for):

             (i) All claims, debts, liabilities and obligations of the Business whether absolute or contingent arising after the Closing Date;

             (ii) Any and all loss, liability or damage resulting from any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Purchaser contained herein or in any certificate, document or instrument delivered to Seller hereunder;

             (iii) any and all loss, liability or damage suffered or incurred by
                  Seller by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Purchaser with respect to this Agreement or any of the transactions contemplated hereby; and

             (iv) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

             9. BULK SALES COMPLIANCE. Purchaser hereby waives compliance by Seller with the provisions of the Bulk Sales Law of any state, and Seller warrants and agrees to pay and discharge when due all claims of creditors which could be asserted against Purchaser by reason of such non-compliance to the extent that such liabilities are not specifically assumed by Purchaser under this Agreement. Seller indemnifies and agrees to hold Purchaser harmless from, against and in respect of (and shall on demand reimburse Purchaser for) any loss, liability, cost or expense, including, without limitation, attorneys' fees, suffered or incurred by Purchaser by reason of the failure of Seller to pay or discharge such claims.

             10. NOTICES. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when forwarded for priority delivery by Federal Express or other recognized courier, addressed to the parties at the addresses set forth above (or at such other address as any party may specify by notice to all other parties given as aforesaid), together with a copy to their respective counsel. Seller's counsel is Marvin Natiss, 277 Willis Avenue, Roslyn Heights, New York 11577. Purchaser's counsel is Oscar Folger, 521 Fifth Avenue, New York, New York 10175.

             11.  MISCELLANEOUS.

             (a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

             (b) All statements, representations, warranties indemnities, covenants and agreements made by each of the parties hereto shall survive the Closing.

             (c) In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or any of the documents provided for herein, or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees, expenses and costs.

             (d) No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.



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


             (e) This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns.

             (f) The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

             (g) Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

             (h) This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

             (i) This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed therein.

             (j) The partiers hereby consent to the jurisdiction of the State and Federal courts sitting in New York in any action arising out of or connected in any way with this Agreement, and the parties further agree that the service of process or of any other papers upon them or any of them in the manner provided for notices hereunder shall be deemed good, proper and effective service upon them.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


GOLDMAN ASSOCIATES OF NEW YORK, INC.

By:
  ----------------------------------
       President

UNIVERSAL SUPPLY GROUP, INC.

By:
  ----------------------------------
       President


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                                                                       Exhibit _


                                  BILL OF SALE


         THIS BILL OF SALE (this "Bill of Sale") is executed by GOLDMAN ASSOCIATES OF NEW YORK, INC.., a New York corporation ("Seller"), pursuant to the Agreement (the "Agreement"), dated _______ 2002, by and among Seller and UNIVERSAL SUPPLY GROUP, INC., a New York corporation (the "Purchaser").


         Seller, for good and valuable consideration, receipt of which is hereby acknowledged, does hereby sell, assign, convey, transfer and deliver to Purchaser, the Seller's Assets as defined in the Agreement.


         The representations, warranties, covenants and indemnities contained in the Agreement shall not merge into but shall survive this Bill of Sale and become a part hereof and shall continue in full force and effect as though set forth herein at length.


         Seller hereby represents to Purchaser that Seller has good title, right and full authority to sell and transfer the property to Purchaser against all persons. This instrument shall be binding upon and shall inure to the benefit of the respective parties, their successors, assigns and personal representatives.


 IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale this ___________________, 2002.

                      GOLDMAN ASSOCIATES OF NEW YORK, INC.


                      By
                        --------------------------




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                            Exhibit--Promissory Note


Date


$
---------------
For value received, UNIVERSAL SUPPLY GROUP, INC., a New York corporation ("Purchaser") promises to pay $____ to GOLDMAN ASSOCIATES OF NEW YORK, INC., a New York corporation ("Seller") on [120 days after Closing], together with interest accruing at 3% per annum. Purchaser may offset against amounts payable under this Note the amount of any Receivables [as defined in this Agreement] which have not been collected by such 120th day and which Purchaser has on or prior to such 120th day reassigned to Seller without recourse. This Note may not be changed or terminated orally

             1.   Event of Default, Acceleration of the Note, Etc.

             (a) A default with respect to this Note shall exist if any of the following shall occur if Purchaser shall fail to make any payment of interest or principal when due of this Note, or Purchaser shall breach or fail to comply with any other provision of this Note, and such breach or failure shall continue for five days after written notice by Seller to Purchaser.

             (b) If a default shall occur, Seller may by written notice to Purchaser, declare the principal amount of this Note, together with all interest accrued thereon, to be due and payable immediately.

             2.   Miscellaneous.

             (a) All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, by facsimile, recognized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Seller, to such address as such Seller shall furnish to Purchaser in accordance with this Section, or
                  (b) if to Purchaser, to it at its headquarters office, or to such other address as Purchaser shall furnish to the Seller in accordance with this Section.

             (b) This Note shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

             (c) Seller shall be entitled to recover its reasonable legal and actual costs of collecting on this Note, and such costs shall be deemed added to the principal amount of this Note.

             (d) Purchaser waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand.

             (e) The waiver of any event of default or the failure of the Seller to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Seller's right to exercise that or any other right or remedy to which the Seller is entitled.


IN WITNESS WHEREOF, Purchaser has caused this Note to be duly executed on the date set forth below


Dated:
      ------------------------


UNIVERSAL SUPPLY GROUP, INC.


By:
   --------------------------







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